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                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

     The First Amendment to Asset Purchase Agreement (the "First Amendment") is entered into effective this 4th day of January, 1999 by and between Infotainment Telepictures, Inc., a Nevada corporation ("Seller"), and DigitalConvergence.com Inc., a Delaware corporation ("Buyer").

     WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement dated of even date herewith (the "Base Agreement"), and

     WHEREAS, the parties hereto desire to enter into this First Amendment for the purpose of clarifying the parties' rights and obligations regarding certain assets and liabilities of the Seller.

     NOW THEREFORE, for and in consideration of mutual understanding, promises and covenants contained herein, the parties hereto agree as follows:

     1. The term "Assets", as defined in Section 1.1(b), in addition to the assets contemplated in the Base Agreement, shall include all of Seller's rights in and to the various contractual relationships (the "Contract Rights") by and between Seller and Nissi Cosmetics, Inc. ("Nissi") entered into by Seller in connection with the direct marketing and promotion of Nissi's Baytan products;

     2. Buyer and Seller hereby agree that the liabilities to be assumed by Buyer, as set forth in Schedule III to the Base Agreement and as contemplated in Section 1.4 of the Base Agreement, shall be limited to those liabilities incurred by Seller in its ordinary course of business on or prior to the Closing Date, and any such liabilities incurred by Seller from and after the Closing Date relating only to the Nissi Contract Rights; and

     3. All provisions of the Base Agreement not otherwise modified herein shall remain in full force and effect.

     Executed as of the date first set forth above.

                                  INFOTAINMENT TELEPICTURES, INC.
                                  a Nevada corporation



                                  By:   /s/ J. Jovan Philyaw
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                                  Its:
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                                  DIGITALCONVERGENCE.COM INC.



                                  By:   /s/ J. Jovan Philyaw
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                                  Its:  C.E.O.
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